Exhibit 99.2

CSX Board or TCI Group  What’s at Stake?  Your Investment!  How tomorrow moves [CSX Corporation]  Please see more information about forward looking statements included within this brochure in the accompanying letter

FREIGHT TRAFFIC IS EXPECTED TO INCREASE BY NEARLY 30% IN THE NEXT 10 YEARS*.  SO WHY WOULD THE TCI GROUP WANT CSX TO STOP INVESTING IN A VERY PROMISING FUTURE?  “…it is prudent to freeze expansion cap-ex.”  - TCI founding partner Snehal Amin, March 2008.  “Freeze growth investment until the fate of the re-regulation bill is known.” - TCI founder Christopher Hohn, demanding a change in CSX’s investment strategy in a 2007 letter to CSX Board. (Note: re-regulation proposals have been ongoing for decades.)  “You don’t need cap-ex to put up hand brakes in rail cars.”  - Snehal Amin at a 2007 Bear Stearns Global Transportation Conference.  The TCI Group has “no detailed operating plan for CSX.”  - TCI Group member Alexandre Behring, testifying on May 22, 2008 before the United States District Court for the Southern District of New York.  The TCI Group has no plan for CSX except to mortgage its future at your expense!  *Based on American Trucking Association’s ‘U.S. Freight Transportation Forecast to 2018’, published in 2007. Note: Permission to use quotations neither sought nor obtained.  VOTE THE WHITE PROXY CARD TODAY  For assistance, please call Innisfree M&A Incorporated toll-free at 877-750-9497

YOUR CSX BOARD PLANS TO CONTINUE DELIVERING VALUE NOW AND IN THE FUTURE.  The industry’s best financial returns: 350% in five years.  Targeting 18% to 21% compound annual growth in EPS* through 2010.  Making money for you by running and investing in a railroad that meets growing needs, today and tomorrow.  GROWTH THROUGH GLOBALIZATION  Building profitable new capacity to meet burgeoning demand at east coast ports  GROWTH THROUGH ENERGY & ENVIRONMENT  Investing in technology and operations to create fuel efficiency and a sustainable competitive edge  GROWTH THROUGH INFRASTRUCTURE  Collaborating with customers and public officials to put more products on rails and reduce highway burdens  CSX IS CAPITALIZING ON REAL OPPORTUNITIES WHILE THE TCI GROUP WANTS TO FREEZE STRATEGIC CAPITAL SPENDING  * Based on 2007 comparable diluted EPS from continuing operations, which represents actual diluted EPS from continuing operations of $2.74 less $.04 for gains on insurance recoveries.  Note: Total shareholder returns are as of May 30, 2008.  VOTE THE WHITE PROXY CARD TODAY  For assistance, please call Innisfree M&A Incorporated toll-free at 877-750-9497

COMMENTS ON THE FUTURE OF RAILROADS FROM THOSE WHO “GET IT.”   “Freight and passenger railroads will need a significant amount of new infrastructure capacity just to maintain their share of the domestic transportation market.”  - American Association of State Highway and Transportation Officials.   “Railroad customers need the railroads to  grow.  Railroads have an enormous opportunity in front of them.  On the other hand, those that don’t invest for the future won’t have much of one at all.” - James T. Prokopanko, President and CEO, The Mosaic Company, a CSX customer. “…rail pricing will remain robust for the next several years, fueled by increasing traffic on the rails, some resulting capacity constraints, and the rails’ need to further invest in infrastructure (both maintenance and growth) and generate a sustainable return in excess of the industry’s cost of capital.” - John L. Barnes III, BB&T Capital Markets, June 5, 2008. “Fluidity of the rail system is dependent on sufficiently sized rail yards, interchange facilities, locomotive and crew availability.  If any one of these factors is not properly planned for and provided, it could seriously threaten the ability of the electric sector to reliably produce electricity for the U.S. economy, at affordable prices. A less-than-well-functioning rail road system thus could lead to higher electricity prices for the U.S. economy, and therefore a less competitive U.S. industrial sector.” - Charles W. Linderman, Edison Electric Institute. “Steady, properly-scaled investment in rail infrastructure …is absolutely essential to achieving a high level of safety, and for the industry to meet the demand of its customers and the challenges of the 21st Century.” - Hon. Joseph H. Boardman, Administrator, Federal Railroad Administration. * Permission to use quotations neither sought nor obtained. VOTE THE WHITE PROXY CARD TODAY For assistance, please call Innisfree M&A Incorporated toll-free at 877-750-9497